UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):

April 3, 2017

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On April 3, 2017, Roy Rumbough, the Vice President, Chief Accounting Officer and Controller of Lennox International Inc. (the “Company”) gave the Company notice of his retirement, effective May 31, 2017.

(c) On April 5, 2017, the Board of Directors of the Company appointed Chris Kosel to be Vice President, Chief Accounting Officer and Controller of the Company, effective May 1, 2017.

Mr. Kosel, 50, has been Vice President, Business Analysis and Planning for the Company since November, 2016 and previously was the Vice President, Finance and Controller or Director, Finance for the Company’s North America Commercial Business Unit since May, 2015. Mr. Kosel also served as Director, Financial Planning and Analysis for the Company’s Residential Business Unit from April, 2014 to May, 2015; Director, Finance for the Company’s Parts Plus Business Unit from August, 2012 to April, 2014 and Director of the Company’s Financial Shared Services Business Unit from April, 2008 to August, 2012.

Mr. Kosel has no family relationships with any director or executive officer of the Company, and Mr. Kosel has no understandings or arrangements with any person pursuant to which he was selected as an officer of the Company. In addition, Mr. Kosel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

Mr. Kosel will continue to participate in the Company’s short-term incentive variable pay program, and long-term incentive variable pay program. Under the Company’s short-term incentive variable pay program, Mr. Kosel’s target payout opportunity will be 45% of his base salary, with a potential payout between 0% and 225% of the targeted amount. The 2017 payout of Mr. Kosel’s short-term incentive variable pay award will be pro-rated based on the effective date of his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: April 7, 2017

By: /s/ James Markey

Name: James Markey

Title: Assistant Secretary